HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2010
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on June 23, 2010. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated June 23, 2010. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s March 2011 conference call may not occur.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Mark Burnett	Mark D. Linehan
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc	Independent Television Series Producer	President and Chief Executive Officer, Wynmark Company

Howard S. Stern	Richard B. Fried	Robert M. Moran, Jr.
President, Hudson Pacific Properties, Inc.	Managing Member, Farallon Capital Management, L.L.C.	Co-founder and Co-owner, FJM Investments LLC

Theodore R. Antenucci	Jonathan M. Glaser	Barry A. Porter
President and Chief Investment Officer, Prologis and President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC	Managing General Partner, Clarity Partners L.P.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Alexander Vouvalides
EVP, Operations and Development	EVP, Finance	VP, Asset Management

Harout Diramerian	Kay Tidwell	Elva Hernandez
Chief Accounting Officer	EVP, Legal Affairs	Operational Controller
INVESTOR RELATIONS
Addo Communications Andrew Blazier (310) 829-5400 Email Contact: andrewb@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	11
Office properties square feet (in thousands)	3,134
Office properties leased rate as of December 31, 2010	88.0%
Office properties occupied rate as of December 31, 2010(1)	87.7%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	857
Media & entertainment occupied rate as of December 31, 2010(2)	72.6%

Number of land assets owned	4
Land assets square feet (in thousands)(3)	1,447

Market capitalization (in thousands):
Total debt(4)	$341,417
Series A Preferred Units	12,475
Redeemable non-controlling interest in consolidated real estate entity	40,328
Series B Preferred Stock	87,500
Common equity capitalization(5)	373,737
Total market capitalization	$855,457
Debt/total market capitalization	39.9%
Series A preferred units & debt/total market capitalization	41.4%
Common stock data (NYSE:HPP):
Range of closing prices(6)	$ 14.69-16.52
Closing price at quarter end	$15.05
Weighted average fully diluted shares outstanding (in thousands)(7)	24,833
Shares of common stock outstanding on December 31, 2010 (in thousands)(8)	22,437
______________________________

(1)	Represents percent leased less signed leases not yet commenced.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2010.

(3)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(4)
Total debt excludes non-cash loan premium/discount. Total debt includes entire $106.0 million project level indebtedness relating to the Rincon Center project. We currently own a 51% interest in this project.

(5)	Common equity capitalization represents the weighted average shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(6)	For the quarter ended December 31, 2010.

(7)	For the quarter ended December 31, 2010. Diluted shares represent ownership in our company through shares of common stock, OP Units and other convertible instruments.

(8)	This amount represents undiluted shares (including unvested restricted shares), and does not include OP units and other convertible equity instruments.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	December 31, 2010	December 31, 2009
ASSET
Total investment in real estate, net	$839,032	$412,478
Cash and cash equivalents	48,875	3,694
Restricted cash	4,121	4,231
Accounts receivable, net	4,478	1,273
Straight-line rent receivables	6,688	2,935
Deferred leasing costs and lease intangibles, net	85,286	19,219
Deferred financing costs, net	3,211	668
Goodwill	8,754	—
Prepaid expenses and other assets	4,130	3,736
TOTAL ASSETS	$1,004,575	$448,234

LIABILITIES AND EQUITY
Notes payable	$342,060	$189,518
Accounts payable and accrued liabilities	11,506	6,026
Below-market leases	20,994	11,636
Security deposits	5,052	2,939
Prepaid rent	10,559	11,102
Interest rate contracts	71	425
TOTAL LIABILITIES	390,242	221,646

6.25% Series A cumulative redeemable preferred units of the Operating Partnership	12,475	—
Redeemable non-controlling interest in consolidated real estate entity	40,328	—

EQUITY
Members' equity	—	223,240
Hudson Pacific Properties, Inc. stockholder's equity:
Series B cumulative redeemable preferred stock	87,500	—
Common Stock, $0.01 par value 490,000,000 authorized, 22,436,950 outstanding at December 31, 2010	224	—
Additional paid-in capital	411,598	—
Accumulated other comprehensive income	6	—
Accumulated deficit	(3,482)	—
Total Hudson Pacific Properties, Inc. stockholders’ equity	495,846	223,240
Non-controlling interests:
Members in consolidated real estate entities	—	3,348
Unitholders in the Operating Partnership	65,684	—
	65,684	3,348
TOTAL EQUITY	561,530	226,588
TOTAL LIABILITIES AND EQUITY	$1,004,575	$448,234

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009
Revenues
Office
Rental	$9,461	$2,697	$22,247	$11,046
Tenant recoveries	2,108	589	4,023	2,024
Other	108	100	233	252
Total office revenues	11,677	3,386	26,503	13,322
Media & entertainment
Rental	5,478	4,617	20,931	19,916
Tenant recoveries	392	567	1,571	1,792
Other property-related revenue	3,401	2,025	11,397	9,427
Other	142	7	238	64
Total media & entertainment revenues	9,413	7,216	34,137	31,199
Total revenues	21,090	10,602	60,640	44,521

Operating expenses
Office operating expenses	4,562	1,914	10,212	6,242
Media & entertainment operating expenses	4,621	5,094	19,815	19,545
General and administrative	2,114	—	4,493	—
Depreciation and amortization	5,927	2,574	15,912	10,908
Total operating expenses	17,224	9,582	50,432	36,695

Income from operations	$3,866	$1,020	$10,208	$7,826

Other expense (income)
Interest expense	2,635	2,090	8,831	8,792
Interest income	(22)	(10)	(59)	(19)
Unrealized (gain) on interest rate contracts	—	(192)	(347)	(400)
Acquisition-related expenses	1,584	—	4,273	—
Other expenses	200	—	192	97
	$4,397	$1,888	$12,890	$8,470

Net loss	$(531)	$(868)	$(2,682)	$(644)

Less: Net income attributable to preferred non-controlling partnership interest	(622)	—	(817)	—
Less: Net income attributable to restricted shares	(25)	—	(50)	—
Less: Net income attributable to non-controlling members in consolidated real estate entities	(148)	33	(119)	29
Add: Net loss attributable to unitholders in the Operating Partnership	141	—	418	—
Net loss attributable to Hudson Pacific Properties, Inc. shareholders' / controlling member's equity	$(1,185)	$(835)	$(3,250)	$(615)
Net loss attributable to shareholders' per share - basic and diluted	$(0.05)	$—	$—	$—
Weighted average shares of common stock outstanding - basic and diluted	21,946,508	—	—	—
Dividends declared per common share	$0.095	$—	$—	$—

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

Three Months Ended
December 31, 2010
Funds From Operation (FFO) (1)
Net loss	$(531)
Adjustments:
Depreciation and amortization of real estate assets	5,927
Less: Net income attributable to non-controlling members in consolidated real estate entities	(148)
Less: Net income attributable to preferred non-controlling partnership interest	(622)
FFO	$4,626
Specified items impacting FFO:
Acquisition-related expenses	1,584
One-time property tax expense reduction	(1,089)
FFO (after specified items)	5,121

Weighted average common shares/units outstanding - diluted	24,833
FFO (after specified items) per common share/unit - diluted	0.21

Adjusted Funds From Operations (AFFO) (1)
FFO	4,626
Adjustments:
Straight-line rent	(964)
Amortization of prepaid rent (2)	251
Amortization of above market and below market leases, net	123
Amortization of below market ground lease	47
Amortization of lease buy-out costs	31
Amortization of deferred financing costs and loan premium/discount, net	314
Re-occurring capital expenditures, tenant improvements and lease commissions	(167)
Non-cash compensation expense	389
AFFO	$4,650

AFFO per common share/unit - diluted	0.19
Dividends per share declared	0.095
AFFO payout ratio	50.7%

______________________________

(1)	See page 18 for Management Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of December 31, 2010.

			Annual		Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service	Maturity Date	Maturity
Mortgage loan secured by Sunset Bronson (2)	$37,000	LIBOR+3.65%	$1,651	4/30/2011	$37,000
Mortgage loan secured by Rincon Center (3)	106,000	6.08%	6,529	7/1/2011	106,000
Mortgage loan secured by First Financial	43,000	5.34%	2,328	12/1/2011	43,000
Mortgage loan secured by Tierrasanta	14,300	5.62%	815	12/1/2011	14,300
Mortgage loan secured by 10950 Washington	30,000	5.94%	1,807	2/1/2012	30,000
Secured Revolving Credit Facility (4)	111,117	LIBOR+3.25% to 4.00%	5,351	6/29/2013	111,117
Subtotal	$341,417
Unamortized loan discount, net (5)	643
Total	$342,060

______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.

(2)
The indebtedness encumbering the Sunset Bronson property is floating rate indebtedness. We entered into a secured interest rate contract with respect to $37.0 notional principal amount of indebtedness that went effective upon the closing of the IPO and related formation transaction on June 29, 2010 and swapped one-month LIBOR to a fixed rate of 0.75%. On February 11, 2011, we closed a five-year term loan totaling $92.0 million secured by the Company's Sunset Gower and Sunset Bronson media and entertainment campuses. The loan bears interest at a rate equal to one-month LIBOR plus 350 basis points. $37.0 million of the loan is currently subject to the interest rate swap described in footnote (1) above. We are required to hedge at least half of the $92.0 million term loan no later than March 28, 2011.

(3)	Outstanding balance reflects full project level indebtedness on Rincon Center, without pro rata adjustment for our 51% share of the Rincon Center joint venture.

(4)
We entered into a $200.0 million secured revolving credit facility with a group of lenders for which an affiliate of Barclays Capital Inc. acts as administrative agent and joint lead arranger and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated act as syndication agent and joint lead arranger. The facility bears interest at a rate per annum equal to LIBOR plus 325 basis points to 400 basis points, depending on our leverage ratio, provided that LIBOR is subject to a floor of 1.50%. The secured revolving credit facility contains an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances.

(5)	Represents non-cash mark-to-market adjustment on debt associated with the First Financial, Tierrasanta, Rincon and 10950 Washington loans.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

County	Number of Properties	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annualized Base Rent (3)	Annualized Base Rent Per Leased Square Foot (4)

San Francisco (5)	4	2,027,929	64.7%	84.1%	$37,715,931	$22.11

Los Angeles	5	667,738	21.3%	94.0%	20,007,800	31.89

Orange County	1	333,922	10.7%	93.7%	7,794,151	24.90

San Diego	1	104,234	3.3%	96.8%	1,580,915	15.67

	11	3,133,823	100.0%	87.7%	$67,098,797	$24.43

______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2010, divided by (ii) total square feet, expressed as a percentage.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2010, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2010.

(5)	San Francisco amounts include full Rincon Center project without pro rata adjustment for our 51% share of the Rincon Center joint venture.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	543,709	63.4%	70.9%	$11,670,642	$30.27

Sunset Bronson	313,723	36.6%	75.5%	9,520,517	40.18

	857,432	100.0%	72.6%	$21,191,159	$34.04

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2010.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended December 31, 2010, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2010.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS (1)

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent (2)	Percent of Annualized Base Rent
Bank of America	1	1	Various (3)	835,649	26.7%	$9,950,860	14.8%
AIG	1	1	Various (4)	170,089	5.4%	6,809,675	10.1%
AT&T	1	1	8/31/2013	155,964	5.0%	5,850,333	8.7%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	3.7%	4,103,173	6.1%
GSA - U.S. Corps of Engineers	1	1	2/19/2017	89,995	2.9%	3,150,982	4.7%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	3.6%	3,069,070	4.6%
Kondaur Capital Corp.	1	1	3/31/2013	125,208	4.0%	3,004,992	4.5%
NFL Enterprises	1	1	3/31/2015	95,570	3.0%	2,808,595	4.2%
State of California	1	1	7/31/2012	35,452	1.1%	1,659,606	2.5%
Pepperdine University	1	1	1/31/2019	35,351	1.1%	1,367,659	2.0%
Total	10	10		1,771,236	56.5%	$41,774,945	62.2%

______________________________

(1)	Top Ten Largest Office Tenants is determined by Annualized Base Rental Income as of December 31, 2010.

(2)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2010, by (ii) 12.

(3)
Bank of America lease expiration by square footage: (1) 28,574 sf at 12/31/2011; (2) 25,474 sf at 12/31/2012; (3) 236,522 sf at 12/31/2013; (4) 331,197 sf at 12/31/2015; and (5) 213,882 sf at 12/31/2017.

(4)	AIG lease expiration by square footage: (1) 3,332 sf at 5/31/2011; (2) 166,757 sf at 7/31/2017.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	23,344
Number of leases	7

Gross New Leasing Activity
Rentable square feet	15,135
New cash rate	$28.90
Number of leases	3

Gross Renewal Leasing Activity
Rentable square feet	8,209
Renewal cash rate	$25.74
Number of leases	4

Net Absorption
Leased rentable square feet	15,135

Cash Rent Growth (1)
Expiring Rate	$30.61
New/Renewal Rate	$25.74
Change	(15.9)%

Straight-Line Rent Growth (2)
Expiring Rate	$28.46
New/Renewal Rate	$24.85
Change	(12.7)%

Weighted Average Lease Terms
New (in months)	60
Renewal (in months)	13

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$32.80	$6.51
Renewal leases	$0.77	$0.69
Blended	$21.54	$5.89
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent (1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (2)	Annualized Base Rent Per Lease Square Foot at Expiration (3)
Available	377,437	12.0%	$—		$—	$—
2010 (4)	3,509	0.1%	94,743	0.1%	27.00	27.00
2011	196,157	6.3%	4,947,674	7.3%	25.22	25.28
2012	149,323	4.8%	4,757,639	7.1%	31.86	33.05
2013	710,262	22.7%	17,068,998	25.3%	24.03	25.12
2014	107,403	3.4%	2,872,665	4.3%	26.75	29.98
2015	470,100	15.0%	7,535,645	11.2%	16.03	18.37
2016	105,870	3.4%	2,960,556	4.4%	27.96	31.94
2017	578,546	18.5%	14,821,434	22.0%	25.62	28.45
2018	27,613	0.9%	562,686	0.8%	20.38	26.58
2019	215,745	6.9%	6,257,044	9.3%	29.00	33.83
Thereafter	170,785	5.4%	5,219,711	7.7%	30.56	45.82
Building management use	11,785	0.4%	—	—%	—	—
Signed leases not commenced	9,288	0.3%	259,995	0.4%	27.99	33.45
Total/Weighted Average	3,133,823	100.0%	$67,358,790	100.0%	$24.44	$24.16

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2010, by (ii) 12.

(2)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2010.

(3)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of December 31, 2010.

(4)	2010 expiration reflects expirations at December 31, 2010.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

County		Q1 2011	Q2 2011	Q3 2011	Q4 2011

San Francisco	Expiring SF	2,103	44,925	13,653	28,574
	Rent per SF (1)	$25.90	$30.55	$34.10	$12.00
Los Angeles	Expiring SF	7,242	7,656	10,921	6,474
	Rent per SF (1)	$36.25	$34.46	$32.83	$28.61
Orange	Expiring SF	4,285	5,651	33,482	5,173
	Rent per SF (1)	$22.65	$26.77	$27.64	$24.81
San Diego	Expiring SF	11,580	8,305	—	6,133
	Rent per SF (1)	$12.64	$15.28	$—	$10.88

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2010, by (ii) 12.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	65,004	2.8%
Educational	96,713	4.0%
Financial Services	1,085,432	25.1%
Insurance	214,810	11.8%
Legal	145,566	5.8%
Media & Entertainment	331,631	15.6%
Other	72,882	2.2%
Real Estate	68,232	3.2%
Retail	176,829	5.5%
Technology	219,029	10.7%
Advertising	115,735	4.7%
Government	125,447	7.2%
Healthcare	29,788	1.4%
Total	2,747,098	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2010 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income(loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense, and amortization of deferred financing costs and loan premium/discount, subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of deferred financing costs and debt discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.